PULTEGROUP, INC.
PERFORMANCE SHARE AWARD AGREEMENT

PulteGroup, Inc., a Michigan corporation (the “Company”), hereby grants to ___________________ (the “Holder”) as of December 5, 2011 (the “Grant Date”) a performance share award (the “Award”) representing the right to receive 100,000 shares of common stock, $.01 par value, of the Company (the “Shares”), subject to adjustment as provided herein and in the Pulte Homes, Inc. 2004 Stock Incentive Plan, as amended (the “Plan”). The Award is subject to the restrictions, terms and conditions set forth below and in the Plan. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.
1.    Award Subject to Acceptance of Agreement. The Award shall be null and void unless the Holder shall accept this Agreement by executing it in the space provided below and returning such original execution copy to the Company.
2.    Rights as a Shareholder.
(a)    The Holder shall not be entitled to any privileges of ownership with respect to the Shares subject to the Award unless and until, and only to the extent, such shares are earned pursuant to Exhibit A attached hereto and become vested pursuant to Section 3 hereof and the Holder becomes a shareholder of record with respect to such shares.
(b)    As of each date on which the Company pays a cash dividend to record owners of Shares (a “Dividend Date”), then the number of Shares subject to the Award shall increase by (i) the product of the total number of Shares subject to the Award immediately prior to such Dividend Date multiplied by the dollar amount of the cash dividend paid per Share by the Company on such Dividend Date, divided by (ii) the Fair Market Value of a Share on such Dividend Date. Any such additional Shares shall be subject to the same vesting conditions and payment terms set forth herein as the shares to which they relate.
3.    Vesting.
(a)    Performance-Based Vesting Conditions. Except as otherwise provided in this Section 3, the Holder shall be eligible to receive the number of Shares determined pursuant to Exhibit A only if the Holder is employed on the second anniversary of the Grant Date and remains continuously employed by the Company from such second anniversary through the date on which the Shares subject to the Award are distributed pursuant to Section 4 of this Agreement. Except as otherwise provided in this Section 3, the number of Shares to which the Holder is entitled shall be distributed no later than the March 15th occurring immediately after the last day of the year in which the applicable Performance Period ends (as defined in Exhibit A); provided, however, any Shares payable upon the satisfaction of any or all of the Performance Measures set forth on Exhibit A on or prior to the second anniversary of the Grant Date, shall be distributed to the Holder no earlier than the second anniversary of the Grant Date and no later than the March 15th of the year following the second anniversary of the Grant Date.
(b)    Termination by Reason of Death or Disability. In the event the employment of the Holder is terminated by reason of the Holder’s death or Disability prior to the fifth anniversary of the Grant Date, then the Holder shall be entitled to a pro-rata portion of the total number of Shares that vest upon satisfaction of the Performance Measures set forth in Exhibit A during such five-year period, regardless of whether such Performance Measures were satisfied before or after the Holder’s termination by reason of death or Disability . In such case, the Holder shall be entitled to the number of Shares that vest based on actual performance during each applicable Performance Period multiplied by a fraction, the numerator of which shall equal the number of days such Holder was employed during the applicable Performance Period and the denominator of which shall equal the total number of days in the applicable Performance Period. The number of Shares to which the Holder is entitled pursuant to this Section 3(b) shall be distributed to the Holder (or the Holder’s beneficiary, if applicable) in accordance with Section 4 of this Agreement and no later than the March 15th occurring immediately after the year in which the applicable Performance Period ends; provided, however, that undistributed Shares that vested prior to the Holder’s death or termination by reason of Disability shall be distributed no later than the March 15th immediately following the calendar year in which the Holder dies or terminates due to Disability, if earlier.
(c)    Termination by Reason of Involuntary Termination of Employment by the Company without Cause. In the event the employment of the Holder is terminated by reason of involuntary termination of employment by the Company without Cause (as defined below) on or prior to the two-year anniversary of the Grant Date, then the Holder shall be entitled to the number of Shares calculated based on actual performance through the date of termination. The number of Shares that vest pursuant to the preceding sentence shall be distributed in accordance with Section 4 no later than the March 15th occurring immediately after the year in which the Holder’s employment terminates due to an involuntary termination of employment by the Company without Cause. Except as provided for in Section 3(e), in the event the employment of the Holder is terminated by reason of involuntary termination of employment by the Company without Cause following the two-year anniversary of the Grant Date and the Company achieves any of the Performance Measures set forth in Exhibit A during the 12-month period following such termination of employment, the Holder shall receive a pro-rata portion of any Shares that vest based on the satisfaction of such Performance Measures during such 12-month period, with such pro-rata portion equal to the number of Shares that vest based on actual performance during such 12-month period multiplied by a fraction, the numerator of which shall equal the number of days such Holder was employed during the Performance Period and the denominator of which shall equal the number of days in the Performance Period. The number of Shares that vest pursuant to the preceding sentence shall be distributed to the Holder in accordance with Section 4 and no later than the March 15th occurring immediately after the year in which the applicable Performance Period ends. The Holder shall forfeit the Shares subject to the Award to the extent such Shares do not vest in accordance with this Section 3(c) or Section 3(e) and were not previously distributed to the Holder in accordance with this Agreement.
(d)    Termination for any Other Reason. In the event the employment of the Holder is terminated for any reason other than the Holder’s death or Disability or the Company’s involuntary termination of the Holder’s employment without Cause prior to the date on which the Award is distributed pursuant to Section 4, then the Award shall be immediately forfeited by the Holder upon such termination of employment; provided, however, that the Committee may exercise its discretion to vest a portion of or the entire Award upon the Holder’s retirement (as determined by the Committee in its sole and absolute discretion).
(e)    Change in Control.
(i)    In the event that the Holder’s employment is terminated by reason of death or Disability or involuntarily terminated by the Company without Cause and a Change in Control occurs prior to (1) the effective date of the Holder’s termination and (2) the fifth anniversary of the Grant Date, the Holder shall be entitled to the full number of Shares subject to the Award, regardless of whether the applicable Performance Measures have been satisfied. Any undistributed vested Shares and any Shares that vest pursuant to this Section 3(e)(i) shall be distributed in accordance with Section 4 as soon as practicable after the Holder’s termination but no later than March 15th of the year following the year in which such termination of employment occurs.
(ii)    In the event that (1) the Holder remains continuously employed by the Company through the fifth anniversary of the Grant Date, (2) any or all of the Performance Measures set forth in Exhibit A have not been satisfied as of such date and (3) a Change in Control occurs at any time during such five-year period, the Holder shall be entitled to the full number of Shares subject to the Award, regardless of whether the applicable Performance Measures have been satisfied. Any Shares that vest pursuant to this Section 3(e)(ii) shall be distributed in accordance with Section 4 as soon as practicable after the fifth anniversary of the Grant Date but no later than March 15th of the year following the fifth anniversary of the Grant Date.
(iii)    Notwithstanding anything to the contrary in this Section 3(e), the Shares shall be distributed in accordance with Section 3(a) and Section 4 in the event that the applicable Performance Measures are satisfied at any time.
(f)    Definitions.
(i)    As used herein, “Cause” shall mean a determination by the Company that the Holder has (i) willfully and continuously failed to substantially perform the duties assigned by the Company or a Subsidiary with which the Holder is employed (other than a failure resulting from the Holder’s Disability), (ii) willfully engaged in conduct which is demonstrably injurious to the Company or any Subsidiary, monetarily or otherwise, including conduct that, in the reasonable judgment of the Company, does not conform to the standard of the Company’s executives or employees, or (iii) engaged in any act of dishonesty, the commission of a felony or a significant violation of any statutory or common law duty of loyalty to the Company or any Subsidiary.
(ii)    As used herein, “Disability” shall mean the inability of the Holder, due to a physical or mental incapacity, to perform the essential functions of the Holder’s position required of the Holder for a continuous period of 120 days or any 180 days within any 12-month period. In the event of any dispute regarding the existence of the Holder’s Disability hereunder, the matter shall be resolved by the determination of a physician selected by the Committee and reasonably acceptable to the Holder. The Holder shall submit to appropriate medical examinations for purposes of such determination.
4.    Distribution of Shares. As soon as reasonably practicable following the vesting of the Award pursuant to Section 3, the Company shall issue or transfer to the Holder the number of Shares determined pursuant to Exhibit A. Notwithstanding any other provision in the Agreement to the contrary, the Company shall not issue or transfer any Shares subject to the Award, unless and until the Committee has certified that the applicable Performance Measures have been satisfied, which certification shall occur within 60 days following the last day of the applicable Performance Period. The Company may effect such transfer either by the delivery of one or more certificates of Shares to the Holder or by an appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company, and in either case by issuing such Shares in the Holder’s name or in such other name as is acceptable to the Company and designated in writing by the Holder. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in Section 5.3. Any fraction of a Share shall be disregarded and the Company shall pay to the Holder at the same time that the Shares are distributed to the Holder an amount in cash determined by multiplying (i) the fraction of such Share by (ii) the Fair Market Value of a Share on the last day of the applicable Performance Period.
5.    Additional Terms and Conditions of Award.
5.1.    Nontransferability of Award. Prior to the settlement of the Award, the Shares subject to the Award may not be transferred by the Holder other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the foregoing, the Award may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process.
5.2.    Investment Representation. The Holder hereby represents and covenants that (a) any Shares acquired upon the settlement of the Award will be acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such acquisition has been registered under the Securities Act and any applicable state securities law; (b) any subsequent sale of any such Shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Holder shall submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of acquisition of any Shares hereunder or (y) is true and correct as of the date of any sale of any such Shares, as applicable. As a further condition precedent to the delivery to the Holder of any Shares subject to the Award, the Holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance of the Shares and, in connection therewith, shall execute any documents which the Board or the Committee shall in its sole discretion deem necessary or advisable.
5.3.    Withholding Taxes.
(a)    As a condition precedent to the delivery to the Holder of any Shares subject to the Award, the Holder shall, upon request by the Company, pay to the Company such amount of cash as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the “Required Tax Payments”) with respect to the Award. If the Holder shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to the Holder or withhold Shares.
(b)    The Holder may elect to satisfy his or her obligation to advance the Required Tax Payments by any of the following means: (1) a cash payment to the Company pursuant to Section 5.3(a), (2) delivery to the Company (either actual delivery or by attestation procedures established by the Company) of Shares having a Fair Market Value, determined as of the date the obligation to withhold or pay taxes first arises in connection with the Award (the “Tax Date”), equal to the Required Tax Payments, (3) authorizing the Company to withhold from the Shares otherwise to be delivered to the Holder pursuant to the Award, a number of whole Shares having a Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments, or (4) any combination of (1), (2) and (3). Shares to be delivered or withheld may not have a Fair Market Value in excess of the minimum amount of the Required Tax Payments. Any fraction of a Share which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the Holder. No Shares shall be delivered until the Required Tax Payments have been satisfied in full.
5.4.    Compliance with Applicable Law. The Award is subject to the condition that if the listing, registration or qualification of the Shares subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the vesting or delivery of such Shares, the Shares subject to the Award shall not vest or be delivered, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent or approval.
5.5.    Award Confers No Rights to Continued Employment. In no event shall the granting of the Award or its acceptance by the Holder give or be deemed to give the Holder any right to continued employment by the Company or a Subsidiary.
5.6.    Decisions of Board or Committee. The Board or the Committee shall have the right to resolve all questions which may arise in connection with the Award. Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.
5.7.    Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith. The Holder hereby acknowledges receipt of a copy of the Plan.
6.    Miscellaneous Provisions.
6.1.    Employment by Subsidiary. References in this Agreement to employment by the Company shall also mean employment by a Subsidiary.
6.2.    Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Holder, acquire any rights hereunder in accordance with this Agreement or the Plan.
6.3. Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to PulteGroup, Inc., 100 Bloomfield Hills Parkway, Suite 300, Bloomfield Hills, Michigan 48304, Attention: Senior Vice President and General Counsel and if to the Holder, to the last known mailing address of the Holder contained in the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile transmission, upon receipt by the party entitled thereto if by express courier service, or five days after the date mailed if by United States mails; provided, however, that if a notice, request or other communication is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.
6.4.    Governing Law. This Agreement, the Award and all determinations made and actions taken pursuant hereto and thereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Michigan and construed in accordance therewith without giving effect to conflicts of laws principles.
6.5    Section 409A. The Agreement is intended to be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be interpreted and construed consistently with such intent; provided, however, that in no event shall the Company or any of its directors, officers, employees or advisors be responsible for any such additional tax, interest or related tax penalties that may be imposed under Section 409A of the Code. Notwithstanding any other provision in the Agreement or Plan, if the Holder is a “specified employee,” as defined in Section 409A of the Code, as of the date of the Holder’s “separation from service,” as defined in Section 409A of the Code, then to the extent any amount payable to the Holder (i) constitutes the payment of nonqualified deferred compensation, within the meaning of Section 409A of the Code, (ii) is payable upon the Holder’s separation from service and (iii) under the terms of this Agreement would be payable prior to the six-month anniversary of the Holder’s separation from service, such payment shall be delayed until the earlier to occur of (a) the first business day following the six-month anniversary of the separation from service and (b) the date of the Holder’s death.
6.6.    Counterparts. This Agreement may be executed in two counterparts each of which shall be deemed an original and both of which together shall constitute one and the same instrument.
6.7.    Entire Understanding. This Agreement and the Plan contain the entire understanding of the parties hereto with respect to the subject matter of the Agreement and supersedes all prior agreements, written or oral, with respect thereto.
6.8.    Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, the Agreement shall be brought against the parties, as the sole and exclusive forum, in the courts of the State of Michigan in the County of Oakland, or in the United States District Court for the Eastern District of Michigan, Southern Division, and each party consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.
6.9    Statute of Limitations. Any action, claim or lawsuit relating to this Agreement must be filed no more than six (6) months after the date of the employment action that is the subject of the action, claim or lawsuit. The Holder voluntarily waives any statute of limitations to the contrary.

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PULTEGROUP, INC.

By:__________________________________
Name:
Title:

Accepted this ___ day of January, 2012

______________________________

Performance Share Award
Exhibit A – Performance Measures
Subject to the terms and conditions of the Agreement, each tranche of Shares shall vest as described in this Exhibit A based upon the level of performance achieved over the Performance Period. Each tranche of Shares shall vest independently of the other tranches of Shares. The Committee shall have the sole and absolute discretion to determine the Company’s achievement of the Performance Measures and such determination shall be final and binding upon the Holder and his or her beneficiaries.
(performance measures for each participant on file)

A-1